[WHITE & CASE LETTERHEAD]

                                                                  March 26, 2007

New York Stock Exchange, Inc.
11 Wall Street
New York, New York 10005

Ladies and Gentlemen:

     We are acting as counsel for Deutsche Bank Trust Company Americas, as successor depositary (the "Depositary") in connection with Amendment No. 2 dated as of March 26, 2007 (the "Amendment") to the Deposit Agreement dated as of June 4, 2006 (the "Deposit Agreement") by and among JP Morgan Chase Bank (formerly Morgan Guaranty Trust Company of New York), SGL Carbon Aktiengesellschaft (the "Company") and all Holders and Beneficial Owners from time to time of American Depositary Receipts ("ADRs") issued thereunder evidencing American Depositary Shares ("ADSs") representing deposited ordinary shares of the Company (the "Shares"). This opinion is being furnished at the request of the Depositary.

     In rendering the opinions set forth herein, we have examined originals or copies of the Amendment and the Deposit Agreement. We have also examined certificates of officers and directors of the Depositary and of public officials and the originals or copies of such corporate documents and records of the Depositary and such other documents, records and papers as we have deemed relevant in order to render this opinion. In rendering this opinion, we have assumed the accuracy and completeness of all written and oral translations, the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies.

     Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

     (i) the Amendment has been duly authorized, executed and delivered by the Depositary and, assuming due authorization, execution and delivery of the Amendment by the Company and further assuming that the Amendment is a valid and binding agreement of the Company, constitutes a valid and legally binding obligation of the Depositary enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights and by general principles of equity;

     (ii) upon the issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement as amended by the Amendment (assuming such Shares were, at the time of such deposit, (a) duly authorized and validly issued, fully paid and non-assessable and (b) registered in compliance with the

New York Stock Exchange, Inc.
March 26, 2007

Securities Act of 1933, as amended (the "Act")), such ADRs will be duly and validly issued and will entitle the holder thereof to the rights specified therein and in the Deposit Agreement as so amended; and

     (iii) based solely upon telephonic confirmation by a member of the Securities and Exchange Commission's staff, the Registration Statement for the ADSs to be issued under the Deposit Agreement as so amended on Form F-6 (the "F-6 Registration Statement"), as amended, has been declared effective under the Act and, to the best of our knowledge, no stop order suspending the effectiveness of the F-6 Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the said Commission under the Act, and the F-6 Registration Statement, and each amendment as of their respective effective dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder. For the purposes of this paragraph, we have assumed that the statements made in the F-6 Registration Statement are correct.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States.

     The information and opinions set forth herein are as of the date of this letter and we assume no obligation to advise you of factual or legal changes which may hereafter be brought to our attention.

     This opinion is being furnished to you as a supporting document in connection with the Listing Agreement of the Depositary made in connection with the Amendment and is solely for your benefit and may not be relied upon by any other person or entity without our prior written consent. Nothing in this opinion shall be construed to create any liability for the Depositary.

                                                             Very truly yours,


                                                             /s/White & Case LLP

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